UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
August 27, 2020
Date of Report (Date of earliest event reported)

CRITEO S.A.
(Exact name of registrant as specified in its charter)

France	001-36153	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Rue Blanche	Paris	France	75009
(Address of principal executive offices)			(Zip Code)
+33 14 040 2290
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value €0.025 per share	CRTO	Nasdaq Global Select Market
Ordinary Shares, nominal value €0.025 per share*		Nasdaq Global Select Market

*Not for trading, but only in connection with the registration of the American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2020, Jean-Baptiste Rudelle notified the board of directors (the "Board") of Criteo S.A. (the "Company") of his decision to resign as a member of the Board, effective immediately. Mr. Rudelle’s resignation did not result from a disagreement with the Company or the Board on any matter relating to the Company's operations, policies or practices.

As previously disclosed, Mr. Rudelle is party to a non-compete agreement with the Company, dated August 2, 2013 and filed with the Securities and Exchange Commission on October 2, 2013. The Company has elected to waive the non-competition requirements under that agreement in connection with Mr. Rudelle’s departure.

Also on August 27, 2020, the Board appointed Megan Clarken, the Company’s Chief Executive Officer, to fill the vacancy on the Board arising as a result of Mr. Rudelle’s resignation, effective immediately. There are no arrangements or understandings between Ms. Clarken and any other persons pursuant to which Ms. Clarken was elected as a director, nor has she been party to any reportable transactions with the Company pursuant to Item 404(a) of Regulation S-K. As an executive officer of the Company, Ms. Clarken will receive no remuneration for service as a member of our Board or any committee of the Board, but will be reimbursed for reasonable expenses incurred in connection with attending Board and any committee meetings.

ITEM 7.01	Regulation FD Disclosure.

On August 31, 2020, the Company issued a press release announcing the changes to the Board. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished with this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press release dated August 31, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Criteo S.A.

Date: August 31, 2020	By:	/s/ Dave Anderson
	Name:	Dave Anderson
	Title:	Interim Chief Financial Officer